EXHIBIT 99.1

Gladstone Investment Appoints David Watson as Chief Financial Officer

MCLEAN, Va., Jan. 28, 2010 (GLOBE NEWSWIRE) -- David Watson was appointed by the Board of Directors of Gladstone Investment Corp. (Nasdaq:GAIN) (the “Company”) to be the Company’s Chief Financial Officer, effective January 25, 2010. Prior to joining the Company, Mr. Watson, age 34, served as Director of Portfolio Accounting for MCG Capital Corporation from August 2007 to January 2010. From July 2001 to July 2007, Mr. Watson was employed by Capital Advisory Services, LLC, which subsequently joined Navigant Consulting, Inc., where he held various positions providing finance and accounting consulting services.

Gladstone Investment Corporation is a specialty finance company that invests in debt securities consisting primarily of senior term loans, second term lien loans, senior subordinate term loans, preferred stock and warrants to purchase common stock in small and medium sized businesses.   For more information please visit our website at www.GladstoneInvestment.com.

CONTACT:  Gladstone Investment Corp.
          Investor Relations
          703-287-5839